UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

ENIGMA-BULWARK, LIMITED

(Exact name of Company as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-3900 (Registrant’s Telephone Number)

PearTrack Security Systems, Inc.

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms “we,” “us,” “our,” “the Company,” and “Enigma” refers to Enigma-Bulwark, Limited (formerly PearTrack Security Systems, Inc.), a Nevada corporation, and its wholly owned subsidiaries, PearTrack Systems Group, Ltd., Ecologic Car Rentals, Inc., and Ecologic Products, Inc., unless otherwise indicated.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or future financial performance. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” "should,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue," or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars.

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by this Item 1.01 is set forth in Item 2.01 below, which is incorporated herein by reference.

ITEM 2.01COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition:

The Company entered into an Intellectual Property Agreement (the “IP Agreement”) with Safer, Inc., a Florida corporation (the “Seller”) with an effective date of October 11, 2018, for the acquisition of certain intellectual property in the area of security and risk management, as defined within the IP Agreement (“Intellectual Property”). The transaction closed on October 7, 2019 (the "Closing Date"). Pursuant to the IP Agreement, in exchange for all rights, title and interest in the Intellectual Property, among other things, the Company shall deliver to Seller:

1.Common Stock Purchase Agreement providing for the Seller the right to purchase 3,500,000 shares of the Company’s restricted common stock at a price of $.001 per share, for $3,500 cash; and

2.Revenue Sharing Agreement providing for a cash earn-out of 3% to be paid to the Seller, up to $1,000,000 paid to Seller, derived from the Adjusted Gross Revenue generated by the Company in connection with the Intellectual Property; and

3.Royalty Agreement providing for a royalty of 1.5% of the Adjusted Gross Revenue generated by the Company in connection with the Intellectual Property.

The foregoing description of the Intellectual Property acquisition is a summary only and is qualified in its entirety by reference to the complete text of the IP Agreement, Revenue Sharing Agreement and Royalty Agreement, which are filed as Exhibit 10.26, 10.27, and 10.28 to this Current Report on Form 8-K.

Disposition

In 2013, the Company, through its wholly owned subsidiary, PearTrack Systems Group, Ltd., acquired certain intellectual property (collectively, the “PearTrack IP”) through a Senior Secured Convertible Note (the “Note”) issued by the Company to the former licensees (the “Note Holders”), wherein the PearTrack IP was pledged as collateral.  The acquisition was structured so that, if the Company did not successfully commercialize the PearTrack IP, the rights, title and interest in the PearTrack IP would revert back to the Note Holders, and the Note would effectively be canceled.

To date, the Company has been unable to successfully commercialize the PearTrack IP. As a result, all rights, title and interest to the PearTrack IP, has reverted back to the Note Holders, and the Note has been canceled.  Further, the rights to future royalties collectible under any sub-license previously issued by the Company for the PearTrack IP, would also revert to the Note Holders.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the acquisition of the Intellectual Property, and pursuant to the terms and conditions of the IP Agreement, the Company issued 3,500,000 shares of its restricted common stock at $0.001 per share, for cash in the amount of $3,500.

The Shares are being issued in reliance upon an exemption from registration afforded by Rule 144 either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the U.S.

ITEM 5.02DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

On October 8, 2019, Ms. Calli R. Bucci resigned as Corporate Secretary.  This resignation did not involve any disagreement with the Company.  Ms. Yinuo “Rachel” Jiang succeeds her to serve as Corporate Secretary until the next annual meeting of the shareholders and/or until she, or her successor is duly appointed.

ITEM 9.01EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing Reference
10.26	Intellectual Property Purchase Agreement by and between PearTrack Security Systems, Inc. and Safer, Inc. dated October 11, 2018	Filed herewith
10.27	Revenue Sharing Agreement by and between PearTrack Security Systems, Inc. and Safer, Inc. dated October 11, 2018	Filed herewith
10.28	Royalty Agreement by and between PearTrack Security Systems, Inc. and Safer, Inc. dated October 11, 2018	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENIGMA-BULWARK, LIMITED (Formerly Peartrack Security Systems, Inc.)

Date: October 9, 2019	/s/ Kyle W. Withrow
By: Kyle W. Withrow
Its: President and Chief Executive Officer